Exhibit 10.2

Lease Commencement Date Agreement

THIS LEASE COMMENCEMENT DATE AGREEMENT, made as of this 1st day of May, 2022, by and between 105 W FIRST STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and CRISPR THERAPEUTICS, INC. (“Tenant”).

WITNESSETH:

THAT, WHEREAS, Landlord and Tenant have entered into that certain Lease (as amended, the“Lease”) dated as of July 24, 2020, for certain premises located at 105 West First Street in Boston, Massachusetts; and

WHEREAS, all capitalized words and phrases used in this Agreement and not otherwise defined herein shall have the meanings described to them in the Lease; and

WHEREAS, Landlord and Tenant have agreed to amend the definition of the “Outside Delivery Date”, and to confirm the Commencement Date, the Rent Commencement Date and the Expiration Date, pursuant to and in accordance with Section 2.2 thereof;

NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that (i) notwithstanding any provision to the contrary contained in the Lease, the Outside Delivery Date shall be May 1, 2022, and (ii) the Commencement Date of the Term of the Lease shall be May 1, 2022, the Rent Commencement Date shall be January 1, 2023, and the Expiration Date shall be December 31, 2034.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Commencement Date Agreement as a sealed instrument as of the day and year first above written.

LANDLORD:

105 W FIRST STREET OWNER, L.L.C.,

a Delaware limited liability company

By: /s/ Daniel Belldegrun

Name: Daniel Belldegrun

Its: Chief Executive Officer

TENANT:

CRISPR THERAPEUTICS, INC.,

a Delaware corporation

By: /s/ Brendan Smith

Name: Brendan Smith

Its: Chief Financial Officer